Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the IncrediMail Ltd. (the “Company”) 2003 Israeli Share Option Plan of our report dated May 12, 2008, with respect to the financial statements of the Company included in its Annual Report on Form 20-F for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer —————————————— Kost Forer Gabbay & Kasierer A member of Ernst & Young Global

Tel-Aviv, Israel
June 26, 2008